                                                                     EXHIBIT 4.1


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                         FIRST PALM BEACH BANCORP, INC.

                         ------------------------------



                         ------------------------------

                                   INDENTURE

                           Dated as of June 30, 1997

                         ------------------------------

                              THE BANK OF NEW YORK

                                   as Trustee

                         ------------------------------

                       10.35% SENIOR DEBENTURES DUE 2002

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
                                   TIE-SHEET

    of provisions of Trust Indenture Act of 1939 with Indenture dated as of June 30, 1997 between First Palm Beach Bancorp, Inc. and The Bank of New York,
Trustee:

  ACT SECTION                                                                INDENTURE SECTION
         310(a) (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
               (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
         310(a) (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
               (a) (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         310(a) (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.06.10, 6.11
         310(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         310(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         311(a) and (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.13
         311(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N/A
         312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.01(a), 4.02(a)
         312(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.02(b)
         312(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.02(c)
         313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.04
         313(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.04
         313(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.04
         313(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.04
         314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.03
         314(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         314(c) (1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
         314(c) (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         314(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         314(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
         314(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         315(a) (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . .     6.01
         315(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.08
         315(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.09
         316(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.07
         316(a) (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N/A
         316(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9.02
         317(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5.05
         317(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
         318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13.08

            THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.

                               TABLE OF CONTENTS

ARTICLE I   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

    SECTION 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
         Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Capitalized Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
         Consolidated Tangible Equity Capital . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Defeasance Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Definitive Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Discharged . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Funded Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
         Indebtedness for Money Borrowed  . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         OTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Principal Office of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
         Principal Subsidiary Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

         Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Restricted Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Securityholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Series A Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Series B Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Stockholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Trust Indenture Act of 1939  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
         Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

ARTICLE II  SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

    SECTION 2.01          Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
    SECTION 2.02          Execution and Authentication  . . . . . . . . . . . . . . . . . . . .      9
    SECTION 2.03          Form and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    SECTION 2.04          Legends     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    SECTION 2.05          Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
    SECTION 2.06          Interest    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
    SECTION 2.07          Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . .     11
    SECTION 2.08          Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . .     13
    SECTION 2.09          Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . .     14
    SECTION 2.10          Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
    SECTION 2.11          Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . .     14
    SECTION 2.12          CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

ARTICLE III PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .     16

    SECTION 3.01.         Payment of Principal, Premium and Interest  . . . . . . . . . . . . .     16
    SECTION 3.02.         Offices for Notices and Payments, etc.  . . . . . . . . . . . . . . .     16
    SECTION 3.03.         Appointments to Fill Vacancies in  Trustee's Office . . . . . . . . .     16
    SECTION 3.04.         Provision as to Paying Agent  . . . . . . . . . . . . . . . . . . . .     17
    SECTION 3.05.         Certificate to Trustee  . . . . . . . . . . . . . . . . . . . . . . .     17
    SECTION 3.06.         Compliance with Consolidation Provisions  . . . . . . . . . . . . . .     18
    SECTION 3.07.         Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
    SECTION 3.08.         Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . .     18
    SECTION 3.09.         Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . .     18
    SECTION 3.10.         Limitation Upon Disposition of Stock or Assets of the Bank  . . . . .     19
    SECTION 3.11.         Limitation on Funded Indebtedness and Indebtedness  . . . . . . . . .     20
    SECTION 3.12.         Consolidated Tangible Equity Capital  . . . . . . . . . . . . . . . .     20

    SECTION 3.13.         Restrictions as to Dividends and Certain Other Payments . . . . . . .     20
    SECTION 3.14.         Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . .     20
    SECTION 3.15.         Limitation on Incurrence of Indebtedness by Subsidiaries  . . . . . .     21
    SECTION 3.16          Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . .     21
    SECTION 3.17          Payment Upon Resignation or Removal . . . . . . . . . . . . . . . . .     21

ARTICLE IV  SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE . . . . . . . . .     21

    SECTION 4.01          Securityholders' List . . . . . . . . . . . . . . . . . . . . . . . .     21
    SECTION 4.02          Preservation and Disclosure Lists . . . . . . . . . . . . . . . . . .     21
    SECTION 4.03          Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . .     23
    SECTION 4.04          Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . .     24

ARTICLE V   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT . . . . . . . . . .     24

    SECTION 5.01          Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .     24
    SECTION 5.02          Payment of Securities on Default; Suit Therefor.  . . . . . . . . . .     26
    SECTION 5.03          Application of Moneys Collected by Trustee  . . . . . . . . . . . . .     28
    SECTION 5.04          Proceedings by Securityholders. . . . . . . . . . . . . . . . . . . .     28
    SECTION 5.05          Proceedings by Trustee  . . . . . . . . . . . . . . . . . . . . . . .     29
    SECTION 5.06          Remedies Cumulative and Continuing  . . . . . . . . . . . . . . . . .     30
    SECTION 5.07          Direction of Proceedings and Waiver of Defaults by Majority
                          of Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . .     30
    SECTION 5.08          Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . .     31
    SECTION 5.09          Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . .     31

ARTICLE VI  CONCERNING THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31

    SECTION 6.01          Duties and Responsibilities of Trustee  . . . . . . . . . . . . . . .     31
    SECTION 6.02          Reliance on Documents, Opinions, etc. . . . . . . . . . . . . . . . .     32
    SECTION 6.03          No Responsibility for Recitals, etc.  . . . . . . . . . . . . . . . .     34
    SECTION 6.04          Trustee, Authenticating Agent, Paying Agents, Transfer Agents
                          or Registrar May Own Securities . . . . . . . . . . . . . . . . . . .     34
    SECTION 6.05          Moneys to be Held in Trust. . . . . . . . . . . . . . . . . . . . . .     34
    SECTION 6.06          Compensation and Expenses of Trustee. . . . . . . . . . . . . . . . .     34
    SECTION 6.07          Officers' Certificates as Evidence. . . . . . . . . . . . . . . . . .     35
    SECTION 6.08          Conflicting Interest of Trustee.  . . . . . . . . . . . . . . . . . .     35
    SECTION 6.09          Eligibility of Trustee. . . . . . . . . . . . . . . . . . . . . . . .     36
    SECTION 6.10          Resignation or Removal of Trustee.  . . . . . . . . . . . . . . . . .     36
    SECTION 6.11          Acceptance by Successor Trustee.  . . . . . . . . . . . . . . . . . .     37
    SECTION 6.12          Succession by Merger, etc.  . . . . . . . . . . . . . . . . . . . . .     38
    SECTION 6.13          Limitation on Rights of Trustee as a Creditor.  . . . . . . . . . . .     38
    SECTION 6.14          Authenticating Agents.  . . . . . . . . . . . . . . . . . . . . . . .     38

ARTICLE VII CONCERNING THE SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . .     40

    SECTION 7.01          Action by Securityholders.  . . . . . . . . . . . . . . . . . . . . .     40
    SECTION 7.02          Proof of Execution by Securityholders.  . . . . . . . . . . . . . . .     40
    SECTION 7.03          Who are Deemed Absolute Owners. . . . . . . . . . . . . . . . . . . .     41
    SECTION 7.04          Securities Owned by Company Deemed Not Outstanding. . . . . . . . . .     41

    SECTION 7.05          Revocation of Consents; Future holders Bound  . . . . . . . . . . . .     41

ARTICLE VIII  SECURITYHOLDERS' MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42

    SECTION 8.01          Purposes of Meetings. . . . . . . . . . . . . . . . . . . . . . . . .     42
    SECTION 8.02          Call of Meetings by Trustee.  . . . . . . . . . . . . . . . . . . . .     42
    SECTION 8.03          Call of Meetings by Company or Securityholders. . . . . . . . . . . .     42
    SECTION 8.04          Qualifications for Voting . . . . . . . . . . . . . . . . . . . . . .     43
    SECTION 8.05          Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
    SECTION 8.06          Voting.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44

ARTICLE IX    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45

    SECTION 9.01          Without Consent of Securityholders. . . . . . . . . . . . . . . . . .     45
    SECTION 9.02          With Consent of Securityholders.  . . . . . . . . . . . . . . . . . .     46
    SECTION 9.03          Compliance with Trust Indenture Act of 1939; Effect of
                          Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . .     47
    SECTION 9.04          Notation on Securities. . . . . . . . . . . . . . . . . . . . . . . .     47
    SECTION 9.05          Evidence of Compliance of Supplemental Indenture to be
                          Furnished Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . .     47

ARTICLE X     CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE . . . . . . . . . . . . . . . .     48

    SECTION 10.01         Company May Consolidate, etc., on Certain Terms.  . . . . . . . . . .     48
    SECTION 10.02         Successor Corporation to be Substituted for Company.  . . . . . . . .     48
    SECTION 10.03         Opinion of Counsel to be Given Trustee. . . . . . . . . . . . . . . .     49

ARTICLE XI    SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . .     49

    SECTION 11.01         Discharge of Indenture. . . . . . . . . . . . . . . . . . . . . . . .     49
    SECTION 11.02         Deposited Moneys and U.S. Government Obligations to be
                          Held in Trust by Trustee. . . . . . . . . . . . . . . . . . . . . . .     50
    SECTION 11.03         Paying Agent to Repay Moneys Held.  . . . . . . . . . . . . . . . . .     50
    SECTION 11.04         Return of Unclaimed Moneys. . . . . . . . . . . . . . . . . . . . . .     50
    SECTION 11.05         Defeasance Upon Deposit of Moneys or U.S. Government
                          Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
ARTICLE XII   IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS . . . . . . . . .     52

    SECTION 12.01         Indenture and Securities Solely Corporate Obligations.  . . . . . . .     52

ARTICLE XIII  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52

    SECTION 13.01         Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
    SECTION 13.02         Official Acts by Successor Corporation. . . . . . . . . . . . . . . .     52
    SECTION 13.03         Surrender of Company Powers.  . . . . . . . . . . . . . . . . . . . .     53
    SECTION 13.04         Addresses for Notices, etc. . . . . . . . . . . . . . . . . . . . . .     53
    SECTION 13.05         Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
    SECTION 13.06         Evidence of Compliance with Conditions Precedent. . . . . . . . . . .     53
    SECTION 13.07         Business  Days. . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
    SECTION 13.08         Trust Indenture Act of 1939 to Control. . . . . . . . . . . . . . . .     54
    SECTION 13.09         Table of Contents, Headings, etc. . . . . . . . . . . . . . . . . . .     54

    SECTION 13.10         Execution in Counterparts.  . . . . . . . . . . . . . . . . . . . . .     54
    SECTION 13.11         Separability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
    SECTION 13.12         Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A1

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B1

Testimonium
Signatures
Acknowledgments





             *  THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE,
                    BE DEEMED TO BE A PART OF THE INDENTURE

             THIS INDENTURE, dated as of June 30, 1997, between First Palm Beach Bancorp, Inc., a Delaware corporation (hereinafter sometimes called the "Company"), and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes called the "Trustee"),

                              W I T N E S S E T H

             In consideration of the premises, and the purchase of the unsecured and unsubordinated Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01. Definitions.

         The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act of 1939"), or which are by reference therein defined in the Securities Act, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding the power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

         "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

         "Bank" means (i) any institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making loans, and (ii) any trust company.

         "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of that board.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" shall mean, with respect to any series of Securities, any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York or West Palm Beach, Florida are authorized or required by law or executive order to close.

         "Capitalized Lease" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties at such time.

         "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         "Company" shall mean First Palm Beach Bancorp, Inc., a Delaware corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

         "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by the Chairman, the Chief Executive Officer, the President, a Vice Chairman, a Vice President, the Comptroller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Consolidated Net Worth" shall mean Stockholders' Equity plus the General Valuation Allowance for Loan Losses plus Deferred Loan Fees.

         "Consolidated Tangible Equity Capital" shall mean Consolidated Net Worth minus Goodwill.

         "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Defeasance Agent" shall have the meaning set forth in Section 11.05.

         "Definitive Securities" shall mean those securities issued in fully registered certificated form not otherwise in global form.

         "Depositary" shall mean, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.05(c).

         "Discharged" shall have the meaning set forth in Section 11.05.

         "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange Series B Securities for Series A Securities.

         "Funded Indebtedness" shall mean all Indebtedness that matures more than one year from the date of creation thereof, or that is extendible or renewable at the option of any party thereto to a date more than one year from the date of creation thereof (whether or not renewed or extended).

         "Global Security" means, with respect to the Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

         "Indebtedness" shall mean all indebtedness, liabilities and other obligations direct or contingent (other than deferred income taxes and other credits, outside minority interests and items of Stockholders' Equity) which would, in accordance with generally accepted accounting principles, be classified upon the consolidated balance sheet of the Company as liabilities, but in any event including without limitation:

                 (a) all guarantees, other than (i) guarantees on secured Indebtedness and (ii) guarantees of obligations of Subsidiaries under employment and change in control agreements;

                 (b) all indebtedness, liabilities and other obligations arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; provided, however, that the terms "Funded Indebtedness" and "Indebtedness" shall not include any obligation of the Company or of any Subsidiary incurred in the ordinary course of its business, with respect to:

                          (1) any deposits with it or funds collected by it;

                          (2) any banker's acceptance or letter of credit issued by it;

                          (3) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by it;

                          (4) any discount with, borrowing from, or other obligation to any Federal Reserve Bank, the Federal Deposit Insurance Corporation or any Federal Home Loan Bank (or successor organization) which discount or borrowing is in the ordinary course of its banking business and not incurred in connection with any unusual or extraordinary "rescue loan" or substantially similar investment by such Federal Reserve Bank, the Federal Deposit Insurance Corporation or the Federal Home Loan Bank (or successor organization);

                          (5) any agreement, made by it in the ordinary course of its banking business, to purchase or repurchase securities, loans or federal funds, or to participate in any such purchase or repurchase;

                          (6) any transaction made by it in the ordinary course of its banking business in the nature of any extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by it for the account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party;

                          (7) any transaction in which it acts solely in a fiduciary or agency capacity;

                          (8) other obligations incurred by it in the ordinary course of its banking, mortgage banking or trust business to its customers solely in their capacities as such;

                          (9) any other liability or obligation of such Subsidiary incurred in the ordinary course of its banking business not involving any obligation for borrowed money;

                          (10)    Capitalized Leases;

                          (11) any borrowings under mortgage warehousing lines of credit;

                          (12) any borrowings under the Company's revolving line of credit with a maturity date of less than one year up to an aggregate amount at any time outstanding equal to 30% of Consolidated Net Worth; and

                          (13) drafts outstanding or official bank checks outstanding used to fund mortgage loan volume;

                 provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include the guaranty by the Company of any secured Indebtedness of any Subsidiary which is permitted to be incurred pursuant to subsection 3.15.

         "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

         "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

         "Interest Payment Date" shall have the meaning set forth in Section
2.06.

         "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

         "Maturity Date" shall mean June 30, 2002.

         "Mortgage" shall mean and include any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         "Officers" shall mean any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Comptroller, the Secretary or an Assistant Secretary of the Company.

         "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Trustee.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Company, and who shall be acceptable to the Trustee.

         "OTS" means the Office of Thrift Supervision or any successor to the regulatory or supervisory oversight responsibility thereof.

         The term "Outstanding" when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

                 (a) Securities theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); and

                 (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

         "Principal Office of the Trustee," or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered.

         "Principal Subsidiary Bank" means any Subsidiary which is a bank or savings association and has total assets equal to 30 percent or more of the consolidated assets of the Company determined as of the date of the most recent audited financial statements of such entities.

         "Purchase Agreement" shall mean the Purchase Agreement dated June 26, 1997 between the Company and the Initial Purchaser named therein.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 30, 1997, by and between the Company and the Initial Purchaser named therein as such agreement may be amended, modified or supplemented from time to time.

         "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         "Responsible Officer" shall mean any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Security" shall mean Securities that bear or are required to bear the legends set forth in Exhibit A hereto.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

         "Securities" means, collectively, the Series A Securities and the Series B Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securityholder," "holder of Securities," or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

         "Security Register" shall mean any security register maintained by a security registrar for the Securities appointed by the Company.

         "Series A Securities" means the Company's 10.35% Series A Senior Debentures Due 2002, as authenticated and issued under this Indenture.

         "Series B Securities" means the Company's 10.35% Series B Senior Debentures Due 2002, as authenticated and issued under this Indenture.

         "Stockholders' Equity," "Allowance for Loan Losses," "Deferred Loan Fees," "Consolidated Assets," "Net Income," "Consolidated Net Loss," and "Goodwill" shall be defined according to generally accepted accounting principles applicable to the Company and in effect on the date the Debentures are issued.

         "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Trustee" shall mean the Person identified as "Trustee," in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder. The term "Trustee" as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

         "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in Section 9.03.

         "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have contingent voting rights).


                                   ARTICLE II
                                   SECURITIES

         SECTION 2.01. Forms Generally.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 above $100,000.

         SECTION 2.02. Execution and Authentication.

         Two Officers shall sign the Securities for the Company by manual or facsimile signature in the manner set forth in Exhibit A. If an officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

         The Trustee shall, upon a Company Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed $35,000,000 aggregate principal amount of the Securities, except as provided in Sections 2.07, 2.08 and 2.09. The series of Securities to be initially issued hereunder shall be the Series A Securities.

         SECTION 2.03. Form and Payment.

         Except as provided in Section 2.05, the Securities shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Company maintained for such purpose under Section 3.02; provided, however, that payment of interest with respect to Securities (other than a Global Security) may be made at the option of the Company (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the relevant record date.

         SECTION 2.04. Legends.

         (a) Except as permitted by subsection (b) of this Section 2.04 or as otherwise determined by the Company in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

         (b) In the event of an Exchange Offer, the Company shall issue and the Trustee shall authenticate Series B Securities in exchange for Series A Securities accepted for exchange in the Exchange Offer, which Series B Securities shall not bear the legends required by subsection (a) above, in each case unless the holder of such Series A Securities is either (A) a broker dealer who purchased such Series A Securities directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Securities or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

         SECTION 2.05. Global Security.

         (a) The Global Securities shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon, except to the extent that any definitive Securities are issued and outstanding and; provided, that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges.
Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Company as required by this Section 2.05.

         (b) The Global Securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) Definitive Securities may not be exchanged for a beneficial interest in Global Securities except to the extent that such exchange occurs in connection with a transfer of Definitive Securities as set forth in this
Article II and the transferor of such Securities is a nominee of the Depositary or any successor Depositary and first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Senior Debentures.

         (d) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. If there is an Event of Default, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Company shall execute, and subject to
Section 2.07, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Definitive Securities issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

         SECTION 2.06. Interest.

         (a) Each outstanding Security will bear interest at the rate of 10.35% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 30, 1997, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable semi-annually in arrears on June 30 and December 31 of each year (each, an "Interest Payment Date") commencing on December 31, 1997, to the Person in whose name such Security or any predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month in which the relevant Interest Payment Date falls.

         (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         SECTION 2.07. Transfer and Exchange.

         (a)     Transfer Restrictions.

                 (1) The Series A Securities, and those Series B Securities with respect to which any Person described in Section 2.04(b)(A), (B) or (C) is the beneficial owner, may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

                 (2) Except as otherwise provided in Subsection (a)(3) of this Section 2.07 below, Securities issued upon the transfer, exchange or replacement of Securities bearing the legend contained in Exhibit A hereto, or if a request is made to remove such legend on the Securities, the Securities so issued shall bear the legend, or the legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which shall include an Opinion of Counsel, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof are made pursuant to an exception from the registration requirements of the Securities Act or, with respect to Restricted Securities, that such Securities are not "restricted" within the meaning of Rule 144 of the Securities Act.

                 (3) The Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of the Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such transferee shall be deemed not to be a holder of such Securities for any purpose, including, but not limited to the receipt of payments on such Securities, and such transferee shall be deemed to have no interest whatsoever in such Securities.

                 (4) After the effectiveness of a Registration Statement with respect to any Securities, all requirements pertaining to legends on the Securities will cease to apply, except for the requirements pertaining to the minimum transfer requirements of $100,000, and beneficial interests in a Security in global form without legends will be available to transferees of such Securities, upon exchange of the transferring holder's Definitive Security or directions to transfer such holder's beneficial interest in the Global Security as the case may be. No such transfer or exchange of a Definitive Security or of an interest in the Global Security shall be effective unless the transferor delivers to the Trust a certificate in the form substantially similar to that attached hereto as the form of "Assignment" in Exhibit B.

         (b) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Trustee's request. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

                 No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                 Prior to due presentment for the registration of a transfer of any Security, the Trustee, any agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and neither the Trustee, any agent nor the Company shall be affected by notice to the contrary.

                 Each holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (c) Exchange of Series A Securities for Series B Securities. The Series A Securities may be exchanged for Series B Securities pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

                 The Company shall present the Trustee with an Officers' Certificate certifying the following:

                 (1) upon issuance of the Series B Securities, the transactions contemplated by the Exchange Offer have been consummated; and

                 (2) the principal amount of Series A Securities properly tendered in the Exchange Offer that are represented by a Global Security and the principal amount of Series A Securities properly tendered in the Exchange Offer that are represented by Definitive Securities, the name of each holder of such Definitive Securities, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Securities for Series B Securities shall be registered and sent for each such holder.

                 The Trustee, upon receipt of (i) such Officers' Certificate,
(ii) an Opinion of Counsel (x) to the effect that the Series B Securities have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939 and (y) with respect to the matters set forth in Section 3(m) of the Registration Rights Agreement and
(iii) a Company Order, shall authenticate (A) a Global Security for Series B Securities in aggregate principal amount equal to the aggregate principal amount of Series A Securities represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Securities representing Series B Securities registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

                 If the principal amount of the Global Security for the Series B Securities is less than the principal amount of the Global Security for the Series A Securities, the Trustee shall make an endorsement on such Global Security for Series A Securities indicating a reduction in the principal amount represented thereby.

                 The Trustee shall deliver such Definitive Securities for Series B Securities to the holders thereof as indicated in such Officers' Certificate.

         SECTION 2.08. Replacement Securities.

         If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent thereof or any authenticating agent from any loss that any of them may suffer if a

Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

         Every replacement Security is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

         SECTION 2.09. Temporary Securities.

         Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Company for such purpose pursuant to Section 3.02 hereof, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

         SECTION 2.10. Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Securities in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Securities to replace Securities that have been redeemed or paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.11. Defaulted Interest.

         Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (a) or clause (b) below:

         (a) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.12. CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III
                      PARTICULAR COVENANTS OF THE COMPANY

         SECTION 3.01. Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. Except as provided in Section 2.03, each installment of interest on the Security may be paid by mailing checks for such interest payable to the order of the holder of Security entitled thereto as they appear in the Security Register. The Company further covenants to pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

         SECTION 3.02. Offices for Notices and Payments, etc.

         So long as any of the Securities remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Trustee. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee.

         In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Securities may be presented for payment, registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

         SECTION 3.03. Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 3.04. Provision as to Paying Agent.

         (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.04,

                 (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities;

                 (2) that it will give the Trustee prompt written notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of and premium or interest on the Securities when the same shall be due and payable; and

                 (3) that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it as such paying agent.

         (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

         (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by the Trustee or any paying agent hereunder, as required by this
Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

         (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

         SECTION 3.05. Certificate to Trustee.

         The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default (without regard to notice requirements or grace periods) by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

         The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

         SECTION 3.06. Compliance with Consolidation Provisions.

         The Company will not, while any of the Securities remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of
Article X hereof are complied with.

         SECTION 3.07.  Existence.

         Subject to the provisions of Article X hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Principal Subsidiary Bank and the rights (charter and statutory) and franchises of the Company and each Principal Subsidiary Bank; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Principal Subsidiary Banks and that the loss thereof is not disadvantageous in any material respect to the holders. The Company will remain principally engaged in the financial services business.

         SECTION 3.08.  Maintenance of Properties.

         The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders.

         SECTION 3.09.  Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 3.10.  Limitation Upon Disposition of Stock or Assets of the
Bank.

         Subject to the provisions of Article X hereof, the Company will not, while any of the Securities remain outstanding, sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (other than directors' qualifying shares) of any Principal Subsidiary Bank, nor will it permit any Principal Subsidiary Bank to issue (except to the Company) any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase, shares of, Voting Stock of any Principal Subsidiary Bank except for sales, assignments, transfers, grants of security interest or other dispositions which: (i) are for fair market value on the date thereof, as determined by the Board of Directors of the Company (which determination shall be conclusive) and evidenced by a duly adopted resolution thereof (provided, that if such consideration includes securities of any Person, such Person would not be an Affiliate of the Company immediately after the consummation of such transaction), and after giving effect to such disposition and to any possible dilution (and assuming, for purposes of this clause (i), that all such convertible securities have been fully converted and all such options, warrants or rights have been fully exercised), the Company will own at least 80% of the Voting Stock of such Principal Subsidiary Bank then issued and outstanding free and clear of any security interest; (ii) are made in compliance with an order of a court or regulatory authority of competent jurisdiction, a condition imposed by any such court or authority permitting the acquisition by the Company, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or an undertaking made to such authority in connection with such an acquisition;
(iii) are made where such Principal Subsidiary Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and interest on the Securities; or (iv) are made to the Company or any wholly-owned Subsidiary if such wholly-owned Subsidiary by supplemental indenture agrees to be bound by this covenant as if it were the Company and the Company by supplemental indenture agrees to maintain such wholly-owned Subsidiary as a wholly-owned Subsidiary. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia, if after giving effect to such merger or consolidation the Company or any wholly-owned Subsidiary owns at least 80% of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting banking institution thereafter as such Principal Subsidiary Bank and as a Subsidiary for purposes of this Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

         SECTION 3.11.  Limitation on Funded Indebtedness and Indebtedness.

         The Company will not, and will not cause or permit any Subsidiary to create, assume, guarantee, incur or in any manner become, directly or indirectly liable in respect of any:

         (a) Funded Indebtedness unless, after giving effect thereto, Funded Indebtedness shall not exceed 50% of Consolidated Net Worth; and

         (b) Indebtedness unless, after giving effect thereto, Indebtedness shall not exceed 55% of Consolidated Net Worth.

         SECTION 3.12.  Consolidated Tangible Equity Capital.

         The Company will not at any time permit Consolidated Tangible Equity to be less than $90,000,000.

         SECTION 3.13.  Restrictions as to Dividends and Certain Other
Payments.

         While any of the Securities remain outstanding, the Company will not, and will not permit any Subsidiary to, declare or pay any dividend or make any other distribution on its capital stock (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a wholly-owned Subsidiary) or to its respective stockholders (other than dividends or distributions payable in its capital stock) or purchase, redeem or otherwise acquire for value (except pursuant to a bona fide pledge or employee benefit plan) any of its capital stock (other than on account of capital stock of a Subsidiary owned legally and beneficially by the Company or a Subsidiary) (each, a "Restricted Payment") unless: (i) immediately before, and after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after March 31, 1997 would not exceed the sum of (a) $10,000,000 plus (b) 75% (or 100% in the case of a deficit) of Consolidated Net Income for the period commencing March 31, 1997 and ending on and including the date such Restricted Payment is declared or made (plus 100% of the proceeds of issuances of equity securities after March 31, 1997); (ii) at the time of and immediately before, such declaration is made and after giving effect to, such Restricted Payment, no Default or Event of Default exists or would exist as a result of such Restricted Payment; and (iii) no Default or Event of Default shall have occurred within 365 days of the declaration of such Restricted Payment.

         SECTION 3.14.  Capital Adequacy.

         The Company shall not allow the Bank to be classified as other than "well capitalized" as defined by 12 C.F.R. Section 565.4 (or its equivalent as such regulation may be amended from time to time).

         SECTION 3.15.  Limitation on Incurrence of Indebtedness by
Subsidiaries.

         Any Indebtedness incurred by any Subsidiary subsequent to the issuance of the Securities shall not include any covenant which would restrict the payment of dividends to the Company.

         SECTION 3.16. Payment of Expenses.

         In connection with the offering, sale and issuance of the Securities, the Company shall pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the Initial Purchaser payable pursuant to the Purchase Agreement, fees and expenses in connection with any Exchange Offer, filing of a shelf registration statement or other action to be taken pursuant to the Registration Rights Agreement and compensation of the Trustee in accordance with the provisions of Section 6.06.

         SECTION 3.17. Payment Upon Resignation or Removal.

         Upon termination of this Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued and owing to the date of such termination, removal or resignation.



                                   ARTICLE IV
                       SECURITYHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

         SECTION 4.01. Securityholders' Lists.

         The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

         (a) on a semi-annual basis on each regular record date for the Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Trustee is in possession thereof by reason of its acting as Security registrar.

         SECTION 4.02. Preservation and Disclosure of Lists.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section 4.01 or (2) received by it in the capacity of

Securities registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

         (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities or with holders of all Securities with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

                 (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, or

                 (2) inform such applicants as to the approximate number of holders of all Securities, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

                 If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this

Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

         SECTION 4.03. Reports by Company.

         (a) The Company covenants and agrees to file with the Trustee, within 15 days after the date on which the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

         (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

         (c) The Company covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section
4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

         (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (e) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Securityholder and to each beneficial owner and prospective purchaser of Securities identified by each Securityholder of Restricted Securities, unless such information is furnished to the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

         SECTION 4.04. Reports by the Trustee.

         (a) The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act of 1939, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, commencing May 15, 1998, deliver to Securityholders, in accordance with Section 313(c) of the Trust Indenture Act of 1939, a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a) and if required by Section 313(b) of the Trust Indenture Act of 1939, the Trustee shall within ninety days after each May 15 following the date if this Indenture, commencing May 15, 1998 deliver to Securityholders a brief report dated as of such May 15 which complies with the provisions of such Section 313(b).

         (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.


                                   ARTICLE V
                          REMEDIES OF THE TRUSTEE AND
                      SECURITYHOLDERS ON EVENT OF DEFAULT

         SECTION 5.01. Events of Default.

         One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (b) Default in the payment of all or any part of the principal of (or premium, if any, on) any Security as and when the same shall become due and payable either at maturity, by acceleration of maturity or otherwise; or

         (c) Default in any material respect by the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) A default under any bond, debenture, note or other evidence of Indebtedness for Money Borrowed by the Company or any Principal Subsidiary Bank having an aggregate principal amount outstanding of in excess of $2,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for Money Borrowed by the Company or any Principal Subsidiary Bank having an aggregate principal amount outstanding of in excess of $2,000,000, whether such indebtedness now exists or shall hereafter be created, which default (i) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of clause (i), such indebtedness having been discharged or without, in the case of clause (ii), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a "Notice of Default" hereunder, unless in either case (i) or (ii) such default is contested in good faith by appropriate proceedings; provided, however, that, subject to the provisions of Sections 6.01 and 6.02 hereof, the Trustee shall not be deemed to have knowledge of such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) the Trustee shall have received written notice thereof from the Company, from any holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

         (e) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Principal Subsidiary Bank in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Principal Subsidiary Bank or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

         (f) The Company or any Principal Subsidiary Bank shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any Principal Subsidiary Bank or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

         If an Event of Default with respect to Securities at the time outstanding occurs and is continuing, then in every such case, except in the case of an Event of Default under subsections (e) and (f) of this Section 5.01, the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Outstanding Securities), and upon any such declaration the same shall become immediately due and payable. If any Event of Default specified in clause (e) or (f) above occurs, the principal amount of all Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay
(A) all matured installments of interest upon all the Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned, because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

         SECTION 5.02. Payment of Securities on Default; Suit Therefor.

         The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities and collect in the manner provided by law out of the property of the Company or any other obligor on the Securities wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceedings.

         SECTION 5.03. Application of Moneys Collected by Trustee.

         Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         First:    To the payment of costs and expenses of collection
applicable to the Securities and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

         Second:   In case the principal of the Outstanding Securities in
respect of which moneys have been collected shall not have become due and be unpaid, to the payment of the amounts then due and unpaid upon Securities for principal of (and premium, if any) and interest on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on such Securities for principal (and premium, if any) and interest, respectively; and

         Third:    To the Company.

         SECTION 5.04. Proceedings by Securityholders.

         Except as contemplated by this Section 5.04, no holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

         Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of (premium, if any) and interest on such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.05. Proceedings by Trustee.

         In case an Event of Default occurs with respect to Securities and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 5.06. Remedies Cumulative and Continuing.

         All powers and remedies given by this Article V to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this
Article V or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         SECTION 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

         The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past default or Event of Default and its consequences except a default (a) in the payment of principal of or premium, if any, or interest on any of the Securities or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected; provided however, that if the consent of the holder of each outstanding Security is required, such waiver shall not be effective until each holder of the Securities shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

         SECTION 5.08. Notice of Defaults.

         The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all defaults actually known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.08 being hereby defined to be the events specified in clauses
(a), (b), (c), (d), (e) and (f) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (c) of Section 5.01); and provided that, except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders; and provided further, that in the case of any default of the character specified in Section 5.01(c) no such notice to Securityholders shall be given until at least 60 days after the occurrence thereof but shall be given within 90 days after such occurrence.

         SECTION 5.09. Undertaking to Pay Costs.

         All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security against the Company on or after the same shall have become due and payable.


                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

         SECTION 6.01. Duties and Responsibilities of Trustee.

         With respect to the holders of the Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

                 (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

         SECTION 6.02. Reliance on Documents, Opinions, etc.

Except as otherwise provided in Section 6.01:

         (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) Any request, direction, order or demand of the Company mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

         (c) The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the Outstanding Securities; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

         (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent),or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

         (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

         (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Principal Office of the Trustee, and such notice references the Securities and this Indenture.

         SECTION 6.03. No Responsibility for Recitals, etc.

         The recitals contained herein and in the Securities (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

         SECTION 6.04. Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Securities.

         The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Security registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Security registrar.

         SECTION 6.05. Moneys to be Held in Trust.

         Subject to the provisions of Section 11.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board of Directors, the President or a Vice President or the Treasurer or an Assistant Treasurer of the Company.

         SECTION 6.06. Compensation and Expenses of Trustee.

         The Company, as issuer of Securities under this Indenture, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee or any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 6.07. Officers' Certificate as Evidence.

         Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate and an opinion of Counsel of the Company, both of which meet the requirements if Section 513(e) of the Trust Indenture Act of 1939, delivered to the Trustee, and such certificate and opinion, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 6.08. Conflicting Interest of Trustee.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act of 1939, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939.

         SECTION 6.09. Eligibility of Trustee.

         The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

         In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.10. Resignation or Removal of Trustee.

         (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)     In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         SECTION 6.11. Acceptance by Successor Trustee.

         Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

         No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

         Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security register. If the Company fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 6.12. Succession by Merger, etc.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.13. Limitation on Rights of Trustee as a Creditor.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act of 1939. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent included therein.

         SECTION 6.14. Authenticating Agents.

         There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, that the Trustee shall have no liability to the

Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this
Section 6.14, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register.

         Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

         The Company, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII
                         CONCERNING THE SECURITYHOLDERS

         SECTION 7.01. Action by Securityholders.

         Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

         If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 7.02.  Proof of Execution by Securityholders.

         Subject to the provisions of Section 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the Security registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

         The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

         SECTION 7.03. Who Are Deemed Absolute Owners.

         Prior to due presentment for registration of transfer of any Security, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Security registrar may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.06) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         SECTION 7.04. Securities Owned by Company Deemed Not Outstanding.

         In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 7.05. Revocation of Consents; Future holders Bound.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.


                                  ARTICLE VIII
                           SECURITYHOLDERS' MEETINGS

         SECTION 8.01. Purposes of Meetings.

         A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

         (a) To give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;

         (b) To remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

         (c) To consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

         (d) To take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

         SECTION 8.02. Call of Meetings by Trustee.

         The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

         SECTION 8.03. Call of Meetings by Company or Securityholders.

         In case at any time the Company pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

         SECTION 8.04. Qualifications for Voting.

         To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities or (b) a person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 8.05. Regulations.

         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         Subject to the provisions of Section 8.04, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of
Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, and the meeting may be held as so adjourned without further notice.

         The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of holders of Securities; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Securities, the Persons holding or representing such specified percentage in principal amount of the Outstanding Securities will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of holders of Securities, be dissolved.

In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

         Except as limited by the first proviso to the first paragraph of
Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Securities; provided, however, that, except as limited by the first proviso to the first paragraph of Section 9.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which this Indenture expressly provides may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the Outstanding Securities.

         Any resolution passed or decision taken at any meeting of holders of Securities duly held in accordance with this Section shall be binding on all the holders of Securities whether or not present or represented at the meeting.

         SECTION 8.06. Voting.

         The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. The holders of the Series A Securities and the Series B Securities shall vote for all purposes as a single class.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE IX
                                   AMENDMENTS

         SECTION 9.01. Without Consent of Securityholders.

         The Company and the Trustee may from time to time and at any time amend the Indenture, without the consent of the Securityholders, for one or more of the following purposes:

         (a) To evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article X hereof;

         (b) To add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

         (c) To provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

         (d) To cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

         (e) To evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

         (f) To qualify or maintain qualification of this Indenture under the Trust Indenture Act of 1939; or

         (g) To make any change that does not adversely affect the rights of any Securityholder in any material respect.

         The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any amendment to the Indenture authorized by the provisions of this
Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

         SECTION 9.02. With Consent of Securityholders.

         With the consent (evidenced as provided in Section 7.01) of the holders of 66-2/3% in aggregate principal amount of the Securities at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such amendment shall without the consent of the holders of each Security then outstanding and affected thereby (i) extend the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon , or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment to the Indenture, provided, however, that if the consent of the holder of each outstanding Security is required, such amendment shall not be effective until each holder of the Securities shall have consented to such amendment.

         Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture affecting such amendment, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 9.03. Compliance with Trust Indenture Act of 1939; Effect of Supplemental Indentures.

         Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act of 1939. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.04. Notation on Securities.

         Securities authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this
Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

         SECTION 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.

         The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

                                   ARTICLE X
               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         SECTION 10.01. Company May Consolidate, etc., on Certain Terms.

         Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company, or its successor or successors, as the case may be) authorized to acquire and operate the same; provided, that (a) the Company is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, (b) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act of 1939, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Person formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired such property, as the case may be, (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing, and (d) to the extent the Securities are rated by a nationally recognized statistical rating organization, such consolidation, merger, sale, conveyance, transfer or lease does not cause the Securities to be downgraded by a nationally recognized statistical rating organization which theretofore has rated such Securities.

         SECTION 10.02. Successor Corporation to be Substituted for Company.

         In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of First Palm Beach Bancorp, Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this

Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Indentures had been issued at the date of the execution hereof.

         SECTION 10.03. Opinion of Counsel to be Given Trustee.

         The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this
Article X.


                                   ARTICLE XI
                    SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 11.01. Discharge of Indenture.

         When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay on the Maturity Date (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to the Maturity Date, but excluding, however, the amount of any moneys for the payment of principal of or premium, if any, or interest on the Securities (1) theretofore repaid to the Company in accordance with the provisions of Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

         SECTION 11.02. Deposited Moneys and U.S. Government Obligations to be Held in Trust by Trustee.

         Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 11.01 or
11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of Outstanding Securities.

         SECTION 11.03. Paying Agent to Repay Moneys Held.

         Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 11.04. Return of Unclaimed Moneys.

         Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or premium, if any, or interest on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of or premium, if any, or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

         SECTION 11.05. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

         The Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied:

         (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest and premium, if any, on the Outstanding Securities on the dates such installments of principal, interest or premium are due;

         (b) If the Securities are then listed on any national securities exchange, the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Securities to be delisted from such exchange;

         (c) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

         (d) The Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and such opinion shall be based on a statute so providing or be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

         (e) The Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this indenture have been complied with.

         "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of holders of Securities to receive, from the trust fund described in clause
(1) above, payment of the principal of and the interest and premium, if any, on the Securities when such payments are due; (3) the Company's obligations with respect to the Securities under Sections 2.07, 2.08, 5.02 and 11.04; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

         "Defeasance Agent" means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

         (a) The Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities;

         (b) The Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U. S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.


                                  ARTICLE XII
                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

         SECTION 12.01. Indenture and Securities Solely Corporate Obligations.

         No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person to the Company, either directly or through the Company or any successor Person to the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. Successors.

         All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 13.02. Official Acts by Successor Corporation.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 13.03. Surrender of Company Powers.

         The Company by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor Person.

         SECTION 13.04. Addresses for Notices, etc.

         Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company at 450 South Australian Avenue, West Palm Beach, Florida 33401, Attention: R. Randy Guemple, Chief Financial Officer and Chief Operating Officer. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, 101 Barclay Street, 21 West, New York, New York 10286, Attention:
Corporate Trustee Administration (unless another address is provided by the Trustee to the Company for such purpose). Any notice or communication to a Securityholder shall be mailed by first class mail to his or her address shown on the register kept by the Security Registrar.

         SECTION 13.05. Governing Law.

         This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflicts of laws principles thereof.

         SECTION 13.06. Evidence of Compliance with Conditions Precedent.

         Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 13.07. Business Days.

         In any case where the date of payment of principal of or premium, if any, or interest on the Securities will not be a Business Day, the payment of such principal of or premium, if any, or interest on the Securities need not be made on such date but may be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

         SECTION 13.08. Trust Indenture Act of 1939 to Control.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such imposed duties shall control.

         SECTION 13.09. Table of Contents, Headings, etc.

         The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 13.10. Execution in Counterparts.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 13.11. Separability.

         In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 13.12. Assignment.

         The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

         The Bank of New York hereby accepts the trusts in this indenture declared and provided, upon the terms and conditions hereinabove set forth.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        FIRST PALM BEACH BANCORP, INC.


                                        By: /s/ R. RANDY GUEMPLE
                                           -------------------------------------
                                           Name: R. Randy Guemple
                                                --------------------------------
                                           Title: EVP & COO
                                                 -------------------------------



                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By: /s/ PAUL J. SCHMALZIE
                                           -------------------------------------
                                           Name: Paul J. Schmalzie
                                                --------------------------------
                                           Title: Assistant Vice President
                                                 -------------------------------

                                   EXHIBIT A

                           (FORM OF FACE OF SECURITY)


         [IF THE SECURITY IS A GLOBAL SECURITY, INSERT: - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED

INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D),
(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE COMPANY. IN ADDITION, SUCH HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE "REGISTRATION RIGHTS AGREEMENT" (AS DEFINED IN THE INDENTURE). SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

No. __                                                       CUSIP No.  ________

                         FIRST PALM BEACH BANCORP, INC.

                  SERIES ___ 10.35% SENIOR DEBENTURE DUE 2002

         First Palm Beach Bancorp, Inc., a Delaware corporation (the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of $_______________ on June 30, 2002 (the "Maturity Date"), unless previously redeemed, and to pay interest on the outstanding principal amount hereof from June 30, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 30 and December 31 of each year, commencing December 31, 1997, at the rate of 10.35% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30- day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day in each case with the same force and effect as if made on such date. Pursuant to the Registration Rights Agreement, in certain limited circumstances the Company will be required to pay liquidated damages (as set forth in the Registration Rights Agreement) with respect to this Security.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month in which the relevant interest payment date falls. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The principal of (and premium, if any) and interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto, provided that proper written wire transfer instructions have been received by the relevant record date.

         This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has executed this certificate.

                                        FIRST PALM BEACH BANCORP, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Attest:

By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------



                        CERTIFICATE OF AUTHENTICATION



  This is one of the Securities referred to in the within-mentioned Indenture.

Dated:   June 30, 1997

                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                                   Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)

         This Security is one of the Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of June 30, 1997 (the "Indenture") , duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities (to the extent such declaration is not automatic upon the occurrence of an Event of Default as specified in the Indenture) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of 66-2/3% in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) extend the Maturity Date of any Securities, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Securities payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securities then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

         The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 above $100,000. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   EXHIBIT B

                              (FORM OF ASSIGNMENT)

   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him _________________________________________________________

Date:  _______________

                                   Your Signature:
                                                  ------------------------------
                                     (Sign exactly as your name appears on
                                     the face of this Note)

                                   Signature Guarantee:
                                                       -------------------------





                                      B-1